Exhibit 99.1

                   BJ's Restaurants, Inc. Opens in
    Glendale, California; Management to Present at the Oppenheimer
                        Restaurant Conference


    HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--Oct. 23, 2007--BJ's Restaurants, Inc. (NASDAQ:BJRI) today announced the opening of its 67th restaurant in Glendale, California on October 22, 2007. The new BJ's Restaurant & Brewhouse is located at 101 N. Brand Blvd directly across the street from the Glendale Galleria, in the heart of Glendale's business district. The new BJ's restaurant is approximately 8,700 square feet, contains seating for 275 guests and features BJ's extensive menu that includes BJ's signature deep-dish pizza, award winning handcrafted beer and our famous Pizookie(R) dessert. BJ's highly detailed, contemporary decor and unique video statement, including several high definition flat panel televisions, creates a high energy, fun and family-friendly dining environment for everyone to enjoy. Hours of operation are from 11:00 a.m. to 12:00 midnight Sunday through Thursday and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

    "Glendale is BJ's first custom-footprint restaurant located in the heart of a densely populated urban business and retail trade area," commented Jerry Deitchle, President and CEO. "Opening day sales were very strong. Having the ability to acquire, construct and operate restaurants in these types of urban trade areas will be a competitive advantage for our casual-plus concept in the 'grill and bar' segment. Additionally, success in locations such as Glendale should provide BJ's with the opportunity and confidence to develop additional restaurants in other urban business and trade areas where supply-demand characteristics are in our favor. The Glendale restaurant represents our 12th new restaurant opening for 2007, and we currently anticipate our 13th and final restaurant opening for 2007 to occur in Austin, TX in mid-November. As a result, we expect to achieve our previously stated capacity growth goal for 2007."

    The Company also announced today that management will be presenting at the Oppenheimer 5th Annual Restaurant Conference and Tour to be held at the Wynn Las Vegas on Thursday, November 1, 2007. The Company's presentation will begin at approximately 2:05 p.m. (Pacific) and will be broadcast over the Internet. Interested parties can listen to the presentation by accessing the Company's website located at http://www.bjsrestaurants.com. To access the live simulcast of the presentation, please go to the Company's website at least 15 minutes prior to the presentation to download and install any necessary audio software. An archive of the presentation will be available for two weeks.

    BJ's Restaurants, Inc. currently owns and operates 67 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award winning, signature deep-dish pizza complemented with generously portioned salads, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service and hospitality remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed, handcrafted beers throughout the chain. The Company's restaurants are located in California (39), Texas (10), Arizona (4), Colorado (3), Oregon (3), Nevada (2), Florida (3), Ohio
(1) and Oklahoma (2). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the web at www.bjsrestaurants.com.

    Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases, (v) food quality and health concerns, (vi) factors that impact California, where 39 of our current 67 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer trends, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs including food and energy, (xii) trademark and servicemark risks,
(xiii) government regulations, (xiv) licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage,
(xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements and (xxi) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

    For further information, please contact Greg Levin of BJ's
Restaurants, Inc. (714) 500-2400


    CONTACT: BJ's Restaurants, Inc.
             Greg Levin, 714-500-2400